UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐  Preliminary Proxy Statement
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South American Gold Corp.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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South American Gold Corp.
3645 E. Main Street, Suite 119
Richmond, IN 47374

Raymond DeMotte
President, Chief Executive Officer and
Director

December 13, 2010

To our Stockholders:

I am pleased to invite you to attend the 2010 annual meeting of the stockholders of South American Gold Corp. to be held at 10:00 a.m., central time, Wednesday, January 19, 2011, at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202-4497.  Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is important.  Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the notice of annual meeting and proxy statement that you received in the mail.

Thank you for your ongoing support of, and continued interest in, South American Gold Corp.

Sincerely,

/s/ Raymond DeMotte
Raymond DeMotte
President, Chief Executive Officer and Director

South American Gold Corp.
3645 E. Main Street, Suite 119
Richmond, IN 47374

Notice of 2010 Annual Meeting of Stockholders
to be held on January 19, 2011

The 2010 Annual Meeting of the Stockholders of South American Gold Corp., a Nevada corporation, will be held at the offices of Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202-4497 at 10:00 a.m., central time, on Wednesday, January 19, 2011, for the following purposes:

1.	To elect two directors;

2.	To ratify the appointment of Madsen & Associates CPA’s, Inc. as our independent registered public accounting firm;

3.	To approve the South American Gold Corp. 2010 Equity Compensation Plan; and

4.	To act upon such other business as may properly come before the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors recommends that stockholders vote FOR each of the Board’s director nominees, FOR ratification of the selection of Madsen & Associates CPA’s, Inc. as our independent registered public accounting firm, and FOR approval of the 2010 Equity Compensation Plan.

Only stockholders of record at the close of business on December 3, 2010 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

By order of the Board of Directors

/s/ Raymond DeMotte
Raymond DeMotte
President, Chief Executive Officer and Director

December 13, 2010
Richmond, Indiana

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to be held on January 19, 2011:  The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended June 30, 2010 is available at: www.transferonline.com/southamerican. To view this material, your browser must support the PDF file format.  If your browser does not support PDF viewing, download and installation instructions are available at the above link.

Your Vote is Important

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum.  To assure your representation at the annual meeting, please sign and date the enclosed proxy exactly as your name appears thereon and return immediately in the envelope provided, which requires no postage if mailed in the United States.

- i -

South American Gold Corp.

Proxy Statement

For the 2010 Annual Meeting of Stockholders

Information Concerning Solicitation and Voting

General

The enclosed proxy is solicited on behalf of the Board of Directors of South American Gold Corp., a Nevada corporation (“South American Gold” or the “Company”), for use at the 2010 Annual Meeting of Stockholders to be held at Wednesday, January 19, 2011, at 10:00 a.m., central time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders.  The annual meeting will be held at Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-4497.  The telephone number at that location is (414) 277-5000.

These proxy solicitation materials were first mailed on or about December 13, 2010 to all stockholders entitled to vote at the annual meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on December 3, 2010 are entitled to notice of and to vote at the annual meeting.  At the record date, 214,611,890 shares of our authorized common stock were issued and outstanding and held of record by 48 stockholders.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting.  In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Camilo Velasquez, our Secretary, prior to the time we take the vote at the annual meeting; or

•	attend the annual meeting and vote in person.

Quorum Requirement

A quorum, which is at least one third (33 1/3%) of our outstanding shares of common stock entitled to vote as of the record date, must be present or represented by proxy in order to hold the annual meeting and to conduct business.  Your shares will be counted as being present at the annual meeting if you attend the annual meeting in person or if you submit a properly executed proxy card.

Voting

You are entitled to one vote for each share of common stock held by you on the record date.

If a broker, bank or other nominee holds your shares, you will receive instructions from it that you must follow in order to have your shares voted.  If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name.”  If your shares are held in street name, it is critical that you direct the organization holding your shares to vote the shares if you want your shares to be voted in the election of directors (Proposal 1 of this proxy statement) and as to approval of the South American Gold Corp. 2010 Equity Compensation Plan (Proposal 3 of this proxy statement).  In the past, if you beneficially owned your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or other non-routine matters, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and other non-routine matters on a discretionary basis.  Thus, if you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1 of this proxy statement) and as to approval of the South American Gold Corp. 2010 Equity Compensation Plan (Proposal 3 of this proxy statement), no votes will be cast on your behalf in relation to these proposals.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this proxy statement).

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided.  Of course, you may also choose to come to the annual meeting and vote your shares in person.  The proxy holders will vote your shares in accordance with those instructions.  If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.  Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.  Your broker will have discretionary authority to vote your shares on Proposal 2 and any other business that properly comes before the meeting, all of which are routine matters, but not on Proposal 1 or Proposal 3, as described above.

Required Vote

Proposal 1 – Election of Directors

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a stockholders meeting at which a quorum is present.  “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen.  Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.  However, any nominee who receives a greater number of votes “withheld” than “for” his election may be required to resign as described under “Proposal 1:  Election of Directors.”

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Although not required by law to submit the ratification of the independent registered public accounting firm to a vote by stockholders, the Board of Directors believe it is appropriate, as a matter of policy, to request that the stockholders ratify the appointment of Madsen & Associates CPA’s, Inc. (“Madsen & Associates”) as South American Gold’s independent registered public accounting firm for the fiscal year ending June 30, 2011.  Assuming that a quorum is present at the annual meeting, the selection of Madsen & Associates will be deemed to have been ratified if approved by the affirmative vote of a majority of the votes cast.  If the stockholders should not so ratify, the Board of Directors will reconsider the appointment.

Proposal 3 - Approval of the South American Gold Corp. 2010 Equity Compensation Plan

The proposal regarding the South American Gold Corp. Equity Compensation Plan will be approved if a quorum is present at the annual meeting and the proposal is approved if the number of votes cast in favor of the proposal exceeds the votes cast in opposition to the proposal.  Since abstentions and broker non-votes, if any, are not considered votes cast, they will not have an effect on the voting for this proposal.

Stockholder List

The stockholder list as of the record date will be available for examination by any stockholder at our corporate office, 3645 E. Main Street, Suite 119 Richmond, IN 47374, beginning January 4, 2011, which is at least ten business days prior to the date of the annual meeting and the stockholder list will be available at the annual meeting.

Proxy Solicitation Costs

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us.  None of our directors intends to oppose any action for which stockholder approval is being solicited.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

•	FOR the election of the two nominees to the Board of Directors;

•	FOR the ratification of the appointment of Madsen & Associates CPA’s, Inc. as our independent registered public accounting firm; and

•	FOR the approval of the South American Gold Corp. 2010 Equity Compensation Plan

Voting Results

The preliminary voting results will be announced at the annual meeting.  The final voting results will be calculated by our Inspector of Elections and published in our report on Form 8-K within four business days of the meeting.

Stockholders Sharing the Same Address

South American Gold has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission.  Under this procedure, we will deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.  This procedure reduces our printing costs, mailing costs, and fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

South American Gold will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.  To receive a separate copy of the annual report or proxy statement, you may write or call our investor relations department at  3645 E. Main Street, Suite 119 Richmond, IN 47374, telephone (765) 356-9726.  Any stockholders of record who share the same address and currently receive multiple copies of South American Gold’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact our investor relations department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Deadline for Receipt of Stockholder Proposals for 2011 Annual Meeting of Stockholders

As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws.  Our corporate secretary must receive a stockholder proposal no later than September 21, 2011, for the proposal to be considered for inclusion in our proxy materials for the 2011 Annual Meeting of Stockholders.  To otherwise bring a proposal or nomination before the 2011 Annual Meeting of Stockholders, you must comply with our bylaws.  Currently, our bylaws require written notice to the corporate secretary between July 23, 2011, and September 21, 2011.  If we receive your notice after September 21, 2011, then your proposal or nomination will be untimely.  In addition, your proposal or nomination must comply with the procedural provisions of our bylaws.  If you do not comply with these procedural provisions, your proposal or nomination can be excluded.  Should the Board of Directors nevertheless choose to present your proposal, the named proxy holders will be able to vote on the proposal using their best judgment.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the annual meeting.  Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the annual meeting.  However, if other matters are properly presented at the annual meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

Proposal One

Election of Directors
Nominees

A board of two directors is to be elected at the 2010 Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors of South American Gold.  In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  We are not aware of any nominee who will be unable or will decline to serve as a director.  The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of the date of this proxy statement are set forth below:

Name of Nominee	Age	Position	Director Since
Raymond DeMotte	54	Chief Executive Officer, President & Director	2010
Camilo Velasquez	31	Chief Financial Officer, Secretary, Treasurer & Director	2010

Raymond DeMotte.  Mr. DeMotte was appointed to serve as our Chief Executive Officer, President and as a member of our Board of Directors on September 3, 2010. Mr. DeMotte served as Vice President of Business Development and as a director of Boulder Hill Mines, Inc., a private mineral exploration company based in Idaho, since June 2008.  Since July 2008, Mr. DeMotte has also served as President and a director of Castle Creek Silver, Inc., a private mineral exploration company based in Idaho.  Mr. DeMotte served as President and CEO of Sterling Mining Company from November 1998 to May 2008 and served as a director of Sterling Mining Company from November 2008 to February 2009.  He is currently a director and serves on the audit committee for Silverfield Resources, Inc. and Wescan Uranium, Inc.  Mr. DeMotte holds a Bachelor of Science in International Business Administration from the American College of Switzerland and a Master of Business Administration from Golden Gate University in San Francisco, California.  Mr. DeMotte is a member of the Canadian Institute of Mining, Metallurgy and Petroleum and the Society of Economic Geologists.

We believe that Mr. DeMotte’s extensive business expertise, his experience in the mining industry, and his role as President and Chief Executive Officer gives him the qualifications and skills to serve as a Director.

Camilo Velasquez.   Mr. Velasquez was appointed to serve as our Chief Financial Officer, Secretary, Treasurer and as a member of our Board of Directors on September 3, 2010.  Mr. Velasquez has served as marketing consultant to Louis Vuitton in its Caribbean region since September 2009.  Since May 2008, Mr. Velasquez served as financial director for CIMMM Inc.  He served as a managerial trainee at Sterling Mining Company from October 2007 to May 2008 where he provided support to the accounting and auditing team.  From February 2002 to September 2007, Mr. Velasquez held various positions at the Merck & Co., Inc.’s Bogota, Colombia office.  Mr. Velasquez earned his Bachelor of Business Administration degree from Los Andes University in Bogota, Colombia.

We believe that Mr. Velasquez’s significant experience in finance and marketing, and his role as Chief Financial Officer, Secretary, and Treasurer gives him the qualifications and skills to serve as a Director.

Involvement in Certain Legal Proceedings

Mr. DeMotte served as President and CEO of Sterling Mining Company from November 1998 to May 2008 and served as a director of Sterling Mining Company from November 2008 to February 2009.  In March 2009, Sterling Mining Company filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Idaho.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Vote Required

If a quorum is present and voting, the two nominees receiving the greatest number of votes will be elected to the Board of Directors.  Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the annual meeting but will have no other legal effect upon the election of directors under Nevada law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

FOR EACH OF THE TWO NOMINEES NAMED ABOVE.

Corporate Governance

Board of Directors Meetings

Our Board of Directors did not hold any regular or special meetings during the fiscal year ended June 30, 2010.  Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board of Directors then serving.  Our directors are expected, absent exceptional circumstances, to attend, either in person or telephonically, all Board meetings and are also expected to attend our Annual Meeting of Stockholders.

Audit Committee

On January 13, 2006, our Board of Directors unanimously resolved to create an Audit Committee and adopted an audit committee charter.  Given the present size of our Board of Directors, our Board of Directors is performing at this time the functions of an audit committee.  At such time that we are able to increase the size of our Board of Directors, we will reinstitute a separately-designated standing audit committee.  The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending June 30, 2010, the Board of Directors:

•	Reviewed and discussed the audited consolidated financial statements with management, and

•	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the Board of Directors’ review and discussion of the matters above, the Board of Directors authorized inclusion of the audited consolidated financial statements for the year ended June 30, 2010 to be included in the Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Our Board of Directors examined the Commission's definition of "audit committee financial expert" and concluded that Raymond DeMotte qualifies as such an expert, but is not independent based on his service as our Chief Executive Officer and President.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ending June 30, 2010, we did not have a standing compensation committee.  Our Board of Directors was responsible for the functions that would otherwise be handled by a compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers; however, none of our executive officers received any compensation during the fiscal year ending June 30, 2010.  Also, during the fiscal year ending June 30, 2010, none of our executive officers served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board of Directors or compensation committee.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity, and operational risks.  In fulfilling its risk oversight role, our Board of Directors focuses on the adequacy of our risk management process and overall risk management system.  Our Board of Directors believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; (iii) integrate consideration of risk and risk management into our business decision-making; and (iv) include policies and procedures that adequately transmit necessary information regarding material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Board of Directors oversees risk management.  Accordingly, the Board of Directors schedules time for periodic review of risk management, in addition to its other duties.  In this role, the Board of Directors receives reports from management, certified public accountants, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

In addition to the formal compliance program, our Board of Directors and management promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations.  Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for us.  As a result, the Board of Directors periodically discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  Our Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of us and our stockholders.  The Board of Directors does not currently have a Chairman.

Policy for Director Recommendations and Nominations

Our Board of Directors does not maintain a nominating committee.  As a result, no written charter governs the director nomination process.  The size of the company and the size of the Board, at this time, do not require a separate nominating committee.  Our Board of Directors annually reviews all director performance over the past year and make recommendations for future nominations.

When evaluating director nominees, our Board of Directors considers the following factors:

•	The appropriate size of our Board of Directors;

•	Our needs with respect to the particular talents and experience of our directors;

•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	Experience in political affairs;

•	Experience with accounting rules and practices; and

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Board of Directors will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem are in our best interests.  In addition, the Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above.

Our Board of Directors will also consider candidates for Board membership suggested by Board management and our stockholders.  It is the policy for our Board of Directors to consider recommendations for candidates to the Board of Directors from any stockholder of record in accordance with our bylaws.  A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources.  In addition, a stockholder may nominate a person directly for election to the Board of Directors at an annual meeting of stockholders, provided the stockholder meets the requirements set forth in our bylaws. We do not pay a fee to any third party to identify or evaluate or assist in indentifying or evaluation potential nominees.

While the Board does not have a formal diversity policy, it is the Company's and the Board's policy to identify potential candidates without regard to any candidate's race, color, disability, gender, national origin, religion or creed, and the Company seeks to ensure the fair representation of shareholder interests on the Board through the criteria set forth above.  The Board believes that the use of the general criteria set forth above, along with non-discriminatory policies, will best result in a Board that shows diversity in many respects.  The Board believes that it currently maintains that diversity.

Stockholder Recommendations for Director Nominations.  Stockholder recommendations for director nominations may be submitted to the Company at the following address:  South American Gold Corp., Attention:  Corporate Secretary, 3645 E. Main Street, Suite 119 Richmond, IN 47374.  Such recommendations will be forwarded to the Board of Directors for consideration, provided that they are accompanied by sufficient information to permit the Board of Directors to evaluate the qualifications and experience of the nominees, and provided that they are in time for the Board of Directors to do an adequate evaluation of the candidate before the annual meeting of stockholders.  The submission must be accomplished by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected and to cooperate with a background check.

Stockholder Nominations of Directors.  The bylaws of the Company provide that in order for a stockholder to nominate a director at an annual meeting, the stockholder must give timely, written notice to the secretary of the Company and such notice must be received at the principal executive offices of the Company not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  However, if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or in the case of a special meeting, notice by a stockholder of a nomination must be delivered not earlier than one hundred eighty (180) days prior to such meeting and not later than one hundred twenty (120) days prior to such meeting, or not later than the tenth (10th) day after the day that a public announcement of the meeting date is first made by the Company.  Also, if the number of Directors to be elected to the Board at an annual meeting of stockholders is increased and no public announcement is made by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, stockholders may timely deliver notice to the Company's Secretary not later than the tenth (10th) day after a public announcement is first made by the Company.

Such stockholder’s shall set forth the proposed actions to be taken by the nominee if elected and all other information with respect to each nominee as is required by the Federal proxy rules in effect at the time such notice is submitted.  In addition, the notice shall be accompanied by a statement, over the signature of each proposed nominee, that the nominee consents to being a nominee and that if elected intends to serve as a Director, and confirming the information with respect to him or her set forth in the notice.  At the request of the Board of Directors, any person nominated for election as a director shall furnish to the secretary of the Company the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is made, shall provide notice to the Company stating the following: (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class, series, and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such nomination, (iv) a description of any agreement, arrangement, or understanding between such stockholder and such beneficial owner, and the individual subject to such nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the individual subject to the nomination and/or (2) otherwise to solicit proxies from stockholders of the Company in support of such nomination.

Director Independence

Our Board of Directors undertook its annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of this review, the Board of Directors affirmatively determined that Raymond DeMotte and Camilo Velasquez, because of their service as officers of the Company, are not “independent directors” as such term is used under the rules and regulations of the Securities and Exchange Commission.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us at South American Gold Corp., Attention:  Corporate Secretary, 3645 E. Main Street, Suite 119 Richmond, IN 47374.  Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify and the communication will be forwarded as appropriate.

Code of Ethics and Conduct

On January 13, 2006, our Board of Directors adopted a Code of Ethics and Conduct that is applicable to our Chief Executive Officer, President, Chief Financial Officers, Chief Accounting Officer, Secretary and Treasurer and persons designated as “Senior Officials” by the Board of Directors.  Our Code of Ethics and Conduct is intended to ensure that our employees act in accordance with the highest ethical standards.  The Code of Ethics and Conduct is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Compensation of Directors for Year Ended June 30, 2010

Our directors did not receive any compensation for their service during the fiscal year ended June 30, 2010.  No options were granted or exercised in the fiscal year ended June 30, 2010.  We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.   All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Proposal Two

Ratification of Appointment of Independent

Registered Public Accounting Firm

Our Board of Directors has appointed Madsen & Associates CPAs, Inc. as the independent registered public accounting firm to audit our financial statements for the year ending June 30, 2011 and recommends that stockholders vote for ratification of such appointment.  During the fiscal years ending June 30, 2010 and 2009, Madsen & Associates CPAs, Inc. served as our independent registered public accounting firm and also provided certain tax and other non-audit services.  Although we are not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so.  Notwithstanding the selection by the Board of Directors of Madsen & Associates CPAs, Inc., the Board of Directors may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in our best interest and in that of our stockholders.  If the appointment is not ratified, the Board of Directors will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of Madsen & Associates CPA’s, Inc. are not expected to attend the annual meeting.

Audit and Related Fees

The following table is a summary of the fees billed to us by Madsen & Associates CPAs, Inc. for professional services for the fiscal years ended June 30, 2010 and June 30, 2009:

	Fiscal 2010 Fees	Fiscal 2009 Fees
Fee Category
Audit Fees	$4,500	$4,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total Fees	$4,500	$4,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.  Consists of fees for products and services other than the services reported above. In fiscal 2010 and 2009, these services included administrative services.

Our practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

The audit report of Madsen & Associates, CPAs Inc. on the consolidated financial statements of the Company for the year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the consolidated financial statements of the Company for the fiscal years ended June 30, 2010 and June 30, 2009 contained an uncertainty about the Company’s ability to continue as a going concern.

During our fiscal years ended June 30, 2010 and 2009, there were no disagreements with Madsen & Associates, CPAs Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Madsen & Associates, CPAs Inc.’s satisfaction would have caused it to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods.

During our fiscal years ended June 30, 2010 and 2009, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of  Madsen & Associates CPAs, Inc. as our independent registered public accounting firm.  Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Madsen & Associates CPA’s, Inc. as the independent registered accounting firm of South American Gold for the year ending June 30, 2011.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Report of the Audit Committee

Below is the report of our Board of Directors in performing the function of an audit committee with respect to our audited financial statements for the fiscal year ended June 30, 2010, which include our balance sheets as of June 30, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended June 30, 2010 and June 30, 2009 and the notes thereto.

The Board of Directors, in performing the functions of an audit committee, has the primary responsibility for overseeing our financial reporting, accounting principles and system of internal accounting controls.  It also approves the appointment of our independent registered public accounting firm and approves in advance the services performed by such firm.

Review and Discussion with Management

The Board of Directors has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2009, the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002, our assessment of internal control over financial reporting and the report by our independent registered public accounting firm thereon.

Review and Discussions with Independent Registered Public Accounting Firm

The Board of Directors has discussed with Madsen & Associates, CPAs Inc., our independent registered public accounting firm for fiscal year 2010, the matters that an audit committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Board of Directors also has received the written disclosures and the letter from Madsen & Associates, CPAs Inc. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Madsen & Associates, CPAs Inc. any relationships that may impact its independence, and satisfied itself as to the independent registered public accounting firm’s independence.

Conclusion

Based on the review and discussions referred to above, the Board of Directors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 our audited financial statements for the fiscal year ended June 30, 2010  for filing with the Securities and Exchange Commission.

Respectfully submitted by:

The Board of Directors of South American Gold Corp.

Raymond DeMotte
Camilo Velasquez

 Proposal Three

Approval of the South American Gold Corp. 2010 Equity Compensation Plan

Approval of the Stock Incentive Plan

The South American Gold Corp. 2010 Incentive Compensation Plan (the “Incentive Plan”) was adopted by the Board of Directors (the "Board") on November 9, 2010.  The purpose of the Incentive Plan is to provide incentives that will attract and retain the best available directors, employees and appropriate third parties who can provide valuable services to the Company.  These purposes may be achieved through the grant of non-qualified stock options (“NSOs”), incentive stock options (“ISOs”), stock appreciation rights ("SARs"), restricted stock awards, performance stock awards and phantom stock awards.

A maximum of 5,000,000 of shares of Company common stock may be issued under the Incentive Plan.  As of December 3, 2010, no shares were then subject to outstanding awards and 5,000,000 shares remain available under the Incentive Plan for future equity grants.

Vote Required and Recommendation

The Incentive Plan will be approved if a quorum is present at the annual meeting and the proposal is approved if the number of votes cast in favor of the proposal exceeds the votes cast in opposition to the proposal.

Our Board of Directors Unanimously Recommends that Stockholders Vote for the Approval of the Incentive Plan.

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation.  The following summary is qualified in its entirety by reference to the Incentive Plan as set forth in Appendix A.

Objectives.  The purpose of the Incentive Plan is to provide incentives that will attract and retain the best available directors, employees, and appropriate third parties who can provide valuable services to the Company, provide additional incentive to such persons and promote the success and growth of the Company.

Oversight. The authority to control and manage the operation and administration of the Incentive Plan is vested in a committee (the “Committee”).  For purposes of the power to grant awards to directors, the Committee consists of the entire Board.  For other plan purposes, the plan is administered by a committee designated by the Board to administer the Plan and will be the Compensation Committee of the Board.  The Committee is constituted to permit the plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule, and Section 162(m) of the Code.

Eligibility.  Directors, employees, and appropriate third parties who can provide valuable services to the Company are eligible to participate in the Incentive Plan.

Types of Grants.  Awards under the Incentive Plan may be in the form of  options, which may be NSOs or ISOs, SARs, restricted stock awards, performance stock awards and phantom stock awards, as described below.

Stock options.  Stock options are rights to purchase a specified number of shares of common stock for a purchase price of not less than 100% of the fair market value of the common stock on the date of grant. A stock option may be in the form of a non-qualified stock option or an incentive stock option.  NSOs may be granted to non-employee directors of the Company, officers and key employees of the Company and any of its subsidiaries, and to appropriate third parties who can provide valuable services to the Company.  ISOs may only be granted to officers and employees of the Company.  Any option designated as an ISO must comply with the requirements of Section 422 of the Code.  The other restrictions and conditions relating to an option grant will be established by the Committee and set forth in the award agreement.

SARs.  SARs refer to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of common stock on the date of exercise and the grant price of the SAR.  The grant price will not be less than 100% of the fair market value of the common stock on the date of grant.  The difference between the fair market value on the date of exercise and the grant price, multiplied by the number of SARs exercised (the “spread”), will be paid at the discretion of the Committee, in cash, in shares of common stock of equivalent value, or in some combination thereof. The terms and conditions of the SARs will be established by the Committee and set forth in the award agreement.

Restricted Stock award.  A restricted stock award is an award of stock which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the award agreement.

Performance Stock Awards.  Performance stock awards entitle a grantee to receive shares of common stock if predetermined conditions are satisfied.  The Committee will determine the eligible employees and appropriate third parties to whom and the time or times at which performance stock awards will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards.

Phantom Stock Awards.  Phantom stock awards entitle a grantee to receive cash payments based upon the fair market value of shares of common stock if predetermined conditions are satisfied.  The Committee will determine the eligible employees and appropriate third parties to whom and the time or times at which phantom stock awards will be made, the number of shares to be covered by the award, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards.

 Performance Goals.  Restricted stock awards, performance stock awards and phantom stock awards may be based on the satisfaction of performance goals established by the Committee.  The performance goals, which may include specified targets based on certain financial and other measures (determined with respect to the Company, a subsidiary or a business unit), are detailed in the Incentive Plan which is set forth in Appendix A.

Termination of Employment or Service. The Committee has discretion to provide the period for which, and the extent to which, options and SARS remain exercisable in the event of termination of employment or service. Restricted stock, performance stock and phantom stock are generally forfeited upon termination of employment or service.

Shares Available.  A maximum of 5,000,000 shares are available for issuance under the Incentive Plan, all of which may be granted as ISOs; provided that no individual may be granted awards covering, in the aggregate, more than one million (1,000,000) shares of common stock in any calendar year.  Shares subject to awards that lapse become available again for award under the Incentive Plan.

Adjustments Upon Change in Capitalization.  If any stock dividend is declared upon the common stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the common stock, resulting in a split or combination or exchange of shares, the Committee will make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding awards as it may, in its discretion, deem to be equitable.

Amendment and Termination.  The Board may from time to time amend, modify, suspend or terminate the Incentive Plan; provided, however, that no such action will impair without the grantee’s consent any award theretofore granted under the Incentive Plan.

Federal Tax Aspects

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the Incentive Plan, including employment tax and state, local or foreign income tax consequences.  This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences.  In addition, this overview does not address the effect on awards proposed to be granted under the Incentive Plan or guidance that may be issued by the United States Treasury under Section 409A of the Code.

Tax Consequences of Non-Qualified Stock Options.  An optionee will not recognize income on the award of a non-qualified stock option.  An optionee will recognize ordinary income as the result of the exercise of a non-qualified stock option in the amount of the excess of the fair market value of the stock on the day of exercise less the option exercise price.  Upon a subsequent sale or exchange of stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the stock, generally, the amount paid for the stock plus the amount treated as ordinary income at the time the option was exercised.

Tax Consequences of Incentive Stock Options.  An employee will not recognize taxable income when an incentive stock option is granted or exercised.  However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes.  If the employee exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss.  If the employee sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.  Any additional gain will be capital gain.

Tax Consequences of SARs.  In general, there are no immediate tax consequences on receiving a stock appreciation right.  Upon the exercise of a stock appreciation right the amount by which the fair market value of the stock subject to the stock appreciation right on the exercise date exceeds the stock appreciation right grant price is treated as ordinary income received by the participant in the year of exercise, whether received in cash, shares of stock or both.

Tax Consequences of Restricted Stock Awards.  In general, the recipient of a restricted stock award will recognize ordinary income at the time the stock is no longer subject to forfeiture.  A participant may elect, under Section 83(b) of the Code, within 30 days of the grant of restricted stock, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date.  The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Tax Consequences of Performance Stock Awards, Phantom Stock Awards.  In general, there are no immediate tax consequences upon grant.  Upon vesting of an award, the recipient will recognized ordinary income equal to the amount of stock or cash received.

Tax Effect for the Company.  The Company generally will receive a deduction for any ordinary income recognized by a grantee with respect to an award.

The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult his or her own tax counsel.  The foregoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation.

Executive Compensation

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal years ended June 30, 2010 and 2009:

Summary Compensation Table

Name (a)	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Felimon Lee Former CEO, & President (2)	2010 2009	- -	- -	- -	- -	- -	- -
Rizanina Ranese Former CFO, Secretary and Treasurer (3)	2010 2009	- -	- -	- -	- -	- -	- -
         ___________
(1)	No executive officers received any salary or bonus during the fiscal years ended June 30, 2010 or 2009.

(2)	Mr. Lee resigned as our Chief Executive Officer and President on September 3, 2010 and as a director on September 16, 2010.

(3)	Ms. Ranese resigned as our Chief Financial Officer, Secretary and Treasurer on September 3, 2010 and as a director on September 16, 2010.

Compensation Components

Base Salary and Bonuses.  At this time, we do not compensate our executive officers by the payment of salaries or bonus compensation.

Stock Options.  Stock option awards will be determined by the Board of Directors based on numerous factors, some of which include responsibilities incumbent with the role of each executive to the Company and tenure with the Company.  We did not grant any stock option awards to our executive officers during the year ended June 30, 2010.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to any of our named executive officers at June 30, 2010.

Equity Compensation or Other Benefit Plans

We have not established any form of equity compensation plan for the benefit of our directors, officers or future employees.  We do not have a long-term incentive plan or any defined benefit, pension plan, profit sharing or other retirement plan.  We are proposing that an equity compensation plan be approved by our stockholders at the 2010 Annual Meeting, as described above in Proposal  3.

Compensation of Directors

Our directors did not receive any compensation for their service during the fiscal year ended June 30, 2010.  No options were granted or exercised in fiscal year ended June 30, 2010.  We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.   All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers.

Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters

The following table sets forth, as of November 3, 2010, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than five percent of such stock, (b) each director of the Company, (c) each named officer of the Company, and (d) all our directors and executive officers as a group. We have no other class of capital stock outstanding.

Security Ownership of Certain Beneficial Owners and Management

	Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner (1)	Shares Owned (2)	Options Exercisable Within 60 Days (3)	Percent of Class
Directors and Executive Officers
Raymond DeMotte	0	-	-
Camilo Velasquez	0	-	-
All current directors and executive officers as a group (two persons)	0	-	-
More Than 5% Beneficial Owners
Felimon Lee 2431 M De La Cruz St. Pasay, Philippines	94,500,000	-	44.0%
Rizanina Raneses 2455 Legaspi Street Pasay City, Philippines	56,700,000	-	26.4%
None
____________
(1)	Unless otherwise provided, the address of each person is c/o 3645 E. Main Street, Suite 119, Richmond, IN 47374.

(2)	Except as otherwise indicated, all shares shown in the table are owned with sole voting and investment power.

(3)	This column represents shares not included in “Shares Owned” that may be acquired by the exercise of options within 60 days of November 3, 2010.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this annual report; accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of November 3, 2010.  Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Transactions with Related Persons

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year on July 1, 2009 or in any presently proposed transaction which, in either case, has or will materially affect us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file with the Securities and Exchange Commission reports of ownership of, and transactions in, our securities and to provide us with copies of those filings.  To our knowledge, based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended June 30, 2010, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Other Matters

The Board of Directors is not aware of any other matters to be presented for action at the annual meeting.  However, if any other matter is properly presented at the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

Advance Notice Provisions for
Stockholder Proposals and Nominations

The bylaws of the Company provide that in order for a stockholder to nominate directors at an annual meeting or to propose business to be brought before an annual meeting, the stockholder must give timely, written notice to the secretary of the Company and such notice must be delivered to or received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  Such stockholder’s notice shall include, with respect to each matter that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, that is required under the Securities Exchange Act of 1934, as amended.  In addition, the stockholder must include in such notice: (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class, series, and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such nomination, (iv) a description of any agreement, arrangement, or understanding between such stockholder and such beneficial owner, and the individual subject to such nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the individual subject to the nomination and/or (2) otherwise to solicit proxies from stockholders of the Company in support of such nomination.  At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Company the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Future Proposals of Stockholders

The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the next annual meeting of stockholders is September 21, 2011.

Annual Report

This proxy statement is accompanied by a copy of our annual report for the fiscal year ended June 30, 2010.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Raymond DeMotte
Raymond DeMotte
President, Chief Executive Officer and Director

December 13, 2010
Richmond, Indiana

South American Gold Corp.
This Proxy is solicited on behalf of the Board of Directors
for the 2010 Annual Meeting of Stockholders
to be held on Wednesday, JANUARY 19, 2011

The undersigned hereby appoints Raymond DeMotte and Camilo Velasquez, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of South American Gold Corp. (the “Company”) held of record by the undersigned at the 2010 Annual Meeting of Stockholders of the Company on Wednesday, January 19, 2011, at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202-4497 at 10:00 A.M. central standard time, and at any adjournments thereof.  Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted:

1.	To elect two directors;

2.	To ratify the appointment of Madsen & Associates CPA’s, Inc. as our independent registered public accounting firm;

3.	To approve the South American Gold Corp. 2010 Equity Compensation Plan; and

4.	To act upon such other business as may properly come before the annual meeting.

(Continued and to be dated and signed on reverse side)

2010 Annual Meeting of Stockholders of
South American Gold Corp.

Wednesday, January 19, 2011

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

i   Please detach along perforated line and mail in the envelope provided.  i
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A.	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

Proposal 1. Election of Directors	For	Withhold	Abstain
01 — Raymond DeMotte	☐	☐	☐
02 — Camilo Velasquez	☐	☐	☐

Proposal 2. Appointment of Accounting Firm	For	Against	Abstain
To ratify the appointment of Madsen & Associates CPA’s, Inc. as our independent registered public accounting firm.	☐	☐	☐

Proposal 3. Approval of Equity Compensation Plan	For	Against	Abstain
To approve Equity Compensation Plan.	☐	☐	☐

B.           Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C.	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign.

Please sign exactly as your name or names appear above.  For joint accounts, each owner should sign.  When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

/ /

Appendix A

South American Gold Corp.
2010 Incentive Compensation Plan

I.	INTRODUCTION.

1.01     Purpose.  The South American Gold Corp. 2010 Incentive Compensation Plan (the "Plan") is intended to provide incentives that will attract and retain the best available (a) directors of South American Gold Corp. (the “Company”), (b) employees of the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company, and (c) appropriate third parties who can provide valuable services to the Company, provide additional incentive to such persons and promote the success and growth of the Company.  These purposes may be achieved through the grant of Options to purchase Common Stock of the Company, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Performance Stock Awards and the grant of Phantom Stock Awards, as described below.

1.02    Effective Date.  The effective date of the Plan shall be November 9, 2010.

II.	DEFINITIONS.

2.01    “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Stock Award or Phantom Stock Award, as appropriate.

2.02     “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.

2.03     “Board” means the Board of Directors of South American Gold Corp.

2.04    “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:  (a) a statutory share exchange, merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;  (b) any stockholder approved transfer or other disposition of all or substantially all of the Company’s assets (whether held directly or indirectly through one or more controlled subsidiaries) except to or with a wholly-owned subsidiary of the Company); or (c) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to transactions with the Company’s stockholders.

2.05    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.06     “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.

2.07     “Common Stock” or “Stock” means the common stock, $0.001 par value, of the Company.

2.08     “Company” means South American Gold Corp., a Nevada corporation.

2.09     “Fair Market Value” means, as of any date of determination, (a) the closing sale price of a share of Stock on the recognized market or quotation system on which the trading prices of Stock are traded or quoted at the relevant time as reported on the composite list used by The Wall Street Journal for reporting stock prices, or (b) if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If such Stock is not then listed or quoted as referenced above, Fair Market Value shall be an amount determined in good faith by the Committee.

2.10     “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

2.11     “Grantee” means an individual who has been granted an Award.

2.12     “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.  No Option may be treated as an Incentive Stock Option unless the Plan is approved by the Company's shareholders.

2.13     “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

2.14     “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

2.15     “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction:  return on assets employed ("ROAE"), earnings per share, total shareholder return, net income (pre-tax or after-tax and with adjustments as stipulated), return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBITDA”), loss ratio, expense ratio, stock price, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, that it deems appropriate.

2.16     “Performance Stock Award” means an Award under Article VIII of the Plan, that is conditioned upon the satisfaction pre-established performance goals.

2.17     “Phantom Stock Award” means the right to receive in cash the Fair Market Value of a share of Common Stock under Article IX of the Plan.

2.18      “Plan” means the South American Gold Corp. 2010 Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

2.19      “Restricted Stock Award” means a restricted stock award under Article VII of the Plan.

2.20      “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date).

2.21      “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

III.	SHARES SUBJECT TO AWARD.

3.01      Share Limit.  Subject to adjustment as provided in Section 3.02 below, the number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed five million (5,000,000) shares (the "Share Limit"), all of which may be issued in the form of Incentive Stock Options; provided that no individual may be granted Awards covering, in the aggregate, more than one million (1,000,000) shares of Common Stock in any calendar year.  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.  Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.

3.02     Changes in Common Stock.  If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable. ADMINISTRATION.

3.03     Administration by the Committee.  For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board.  For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the Compensation Committee of the Board.  The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule, and Section 162(m) of the Code.  A majority of the members of the Committee shall constitute a quorum.  The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

3.04     Committee Powers.  The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan.  The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive.  The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Committee shall determine;

(c)	impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e)	modify, extend or renew any Award previously granted.

3.05        Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it.  Any such delegation may be revoked by the Board or by the Committee at any time.

IV.	STOCK OPTIONS.

4.01        Granting of Stock Options.  Options may be granted to non-employee directors of the Company, officers and key employees of the Company and any of its Subsidiaries, and to appropriate third parties who can provide valuable services to the Company.  In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan.  A Grantee may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Option grants under the Plan shall be evidenced by an Award Agreement in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.

4.02        Type of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that the Plan be approved by the Company's shareholders.  If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

4.03         Option Terms.  Each option grant Award Agreement shall specify the number of Options being granted; one option shall be deemed granted for each share of stock.  In addition, each option grant Award Agreement shall specify the exercisability and/or vesting schedule of such options, if any.  No Incentive Stock Option shall be exercisable in whole or in part more than ten years from the date it is granted.

4.04         Purchase Price.  The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the Option is granted, provided, however, the purchase price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share on the date the Option is granted if the Grantee then owns (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

4.05 Method of Exercise.  An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares.  The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Committee, or if the applicable Agreement so provides, by delivering shares of Common Stock (“Delivered Stock”), (d) by surrendering to the Corporation shares of Common Stock otherwise receivable upon exercise of the Stock Option (a “Net Exercise”), or (e) any combination of the foregoing.  For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option and shares of Common Stock used in a Net Exercise shall be valued at their Fair Market Value determined as of the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

V.	STOCK APPRECIATION RIGHTS.

5.01      Granting of SARs.  The Committee may, in its discretion, grant SARs to non-employee directors of the Company, to officers and key employees of the Company and any of its Subsidiaries, and to well as appropriate third parties who can provide valuable services to the Company.

5.02       SAR Terms.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.

5.03       Method of Exercise.  An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

5.04       Payment upon Exercise.  Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised.  At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value (valued at the Fair Market Value of the Common Stock on the date of exercise), or in some combination thereof.  The number of available shares under Section 3.01 shall not be affected by any cash payments.

VI.	RESTRICTED STOCK AWARDS.

6.01      Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares of restricted Common Stock to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

6.02       Registration.  Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Committee deems appropriate.

6.03       Terms and Conditions.  Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(d)	If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

6.04       Rights as Shareholder.  A Grantee receiving a Restricted Stock Award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock.

VII.	PERFORMANCE STOCK AWARDS.

7.01        Administration.  Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees and appropriate third parties to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Performance Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of a Performance Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Performance Stock Awards need not be the same with respect to each recipient.

7.02         Terms and Conditions.  Performance Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Performance Stock Award.

(d)	If and when the applicable restrictions lapse, if any, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

VIII.	PHANTOM STOCK AWARDS.

8.01         Administration.  Phantom Stock Awards entitle a Grantee to receive cash payments based upon the Fair Market Value of shares of Common Stock if predetermined conditions are satisfied.  The Committee shall determine the eligible employees and appropriate third parties to whom and the time or times at which Phantom Stock Awards will be made, the number of shares to be covered by the Award, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.  The Committee may condition the grant of a Phantom Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.  The Committee may also condition the grant of a Phantom Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine.  The provisions of Phantom Stock Awards need not be the same with respect to each recipient.

8.02          Terms and Conditions.  Phantom Stock Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Phantom Stock Award.

(b)
Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)
In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Phantom Stock Award.

(d)
If and when the applicable restrictions lapse, the Company shall pay to Grantee an amount equal to the Fair Market Value of a share of Common Stock multiplied by the number of shares covered by the Award for which the restrictions have then lapsed.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

IX.	EFFECT OF CORPORATE TRANSACTIONS.

9.01    Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a)
Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b)
The Committee may cancel such Award.  In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option or the grant price of the SAR, multiplied by the number of shares subject to such Award.  In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. No payment shall be made to a Grantee for any Option or SAR if the purchase or grant price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.

9.02 Change in Control.  Notwithstanding any provision in the Plan to the contrary, unless the particular Award Agreement provides otherwise, the unvested Awards held by each Grantee shall automatically become vested upon the occurrence, before the expiration or termination of such Award, of a Change in Control.  Further, the Committee shall have the right to cancel such Awards and pay the Grantee an amount determined under Section 10.01(b) above.

X.	MISCELLANEOUS.

10.01       Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the payment of Performance Stock, Grantees may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

10.02        No Employment or Retention Agreement Intended.  Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; it does not give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

10.03        Non-transferability of Awards.  Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative.  Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

10.04        Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Grantee to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

10.05        Rights as Shareholder.  A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions, if any.

10.06        Dissolution or Liquidation.  Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.

10.07        Controlling Law.  The law of the State of Nevada, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

10.08        Termination and Amendment of the Plan.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall impair without the Grantee’s consent any Award theretofore granted under the Plan.